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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October23, 2009

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                        RESEARCH FRONTIERS INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                      1-9399               11-2103466
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)   (IRS EMPLOYER
     OF INCORPORATION)                                      IDENTIFICATION NO.)

                            240 CROSSWAYS PARK DRIVE
                          WOODBURY, NEW YORK 11797-2033
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
 (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure

October 23, 2009, Research Frontiers Inc. released the following report about use of its SPD-Smart light-control technology at the National Business Aviation Associatio (NBAA) Annual
Meeting and Convention:

Research Frontiers' SPD-Smart Technology at 2009 NBAA Annual Meeting and Convention

October 23, 2009- At the 2009 NBAA Annual Meeting and Convention, concluded yesterday in Orlando, Florida, aircraft cabin window products incorporating SPD-Smart(TM) technology developed by Research Frontiers Inc. were exhibited in a variety of booths and locations including those reviewed below.

Research Frontiers licensee InspecTech Aero Service, Inc. featured its I-Shade(TM) and E-Shade(TM) brands of cabin windows using SPD-Smart technology at their booth. In use today on commercial, corporate and military aircraft, and on helicopters, these are the only dynamic switchable window shades available for any aircraft both in the aftermarket and for new production. The following product brochure about the I-Shade was distributed at the NBAA show:

http://smartglass.com/press/RFI_Licensee_Inspectech_I_Shades.jpg

On October 20 at the NBAA, InspecTech unveiled a new product branded the Smart Cabin Automated Dimming System (SCADS(TM)). This new intelligent "enabledng" technology capitalizes on the rapid and precise light, glare and heat control properties of I-Shades and E-Shades, and is capable of integrating into airframe systems. This provides unprecedented smart automation of cabin light-management. Information about SCADS can be found in the InspecTech press release, product brochure, and media article below:

http://www.smartglass.com/press/InspecTech_SCADS_Press_
Release_Oct_20_2009.pdf

http://www.smartglass.com/press/RFI_Licensee_
InspecTech_SCADS.jpg

http://www.ainonline.com/news/single-news-page/article/
smart-i-shade-window-gets-even-smarter/

Lou Martin and Associates Inc., a world leader in aircraft shades for 31 years, unveiled and exhibited a new product branded the e3Shade(TM) at their NBAA booth. This product utilizes components including SPD light-control technology. Research Frontiers licensee InspecTech Aero Service supplies Lou Martin with its I-Shades, and the final e3Shade combines I-Shades with Lou Martin's pleated shades. Information about Lou Martin's e3Shades are in the following Lou Martin press release, product brochure, and media article:

http://smartglass.com/press/Lou_Martin_e3Shade_Press_
Release_Oct_2009.pdf

http://smartglass.com/press/Lou_Martin_e3Shade_Information_
Oct_2009.pdf

http://www.ainonline.com/news/single-news-page/article/
lou-martin-pleated-window-shades-get-smart/

MSA Aircraft Products, Inc., a leader in the manufacture of aircraft interior products for both OEM and retrofit segments since 1986, exhibited a new product which incorporates SPD technology at their NBAA booth. InspecTech supplies MSA with its E-Shades, and MSA incorporates their pleated shade technology to offer a new product to the aircraft industry.


The press releases, brochures and articles containing
 more details about this are available on the Company's web site at www.SmartGlass.com and are expected to be available on other web sites as well.

SPD-Smart products use patented SPD film technology developed and licensed by Research Frontiers. With the touch of a button or turn of a dial, users can instantly and precisely adjust the tint of windows, skylights, sunroofs, shades and other products. Automated adjustment of SPD-Smart products also is available using sensors or timing devices. SPD films can be combined with other glazing materials, to meet a wide range of end-product requirements across many applications.

This report and the press releases, brochures and articles referred to hereing may include statements that may constitute "forward-looking" statements as referenced in the Private c
Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press releases, brochures, and articles referred to herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RESEARCH FRONTIERS INCORPORATED



                                          /s/ Joseph M. Harary
                                          ---------------------------
                                          By: Joseph M. Harary
                                          Title: President

Dated: October 23, 2009